Exhibit 4.9

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THE OBLIGATIONS EVIDENCED BY THIS 6.0% SUBORDINATED CONVERTIBLE NOTE ARE UNSECURED OBLIGATIONS AND ARE SUBORDINATED TO PAYMENT IN FULL OF THE SENIOR OBLIGATIONS CONTEMPLATED BY THE CREDIT AGREEMENT (AS DEFINED BELOW) IN THE MANNER AND TO THE EXTENT SET FORTH IN SECTION 5 BELOW.

Note No: [        ]

Original Issue Date: January 10, 2020	US $[ ]

6.0% SUBORDINATED CONVERTIBLE NOTE

THIS 6.0% SUBORDINATED CONVERTIBLE NOTE is issued by Avadim Health, Inc., a Delaware corporation with its headquarters located at 81 Thompson Street, Asheville, NC 28803 (the “Company”) (this note, the “Note” and, collectively with any replacement, exchange or other notes issued under the Purchase Agreement from time to time, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [                    ] or its registered assigns (the “Holder”), pursuant to the terms hereunder, the principal sum of [        ] DOLLARS (US $[        ]) (“Original Principal Amount”) on the later of January 4, 2024 or the date that is 91 days after the Latest Maturity Date (as defined in the Credit Agreement as defined below) (the “Maturity Date”) or such earlier date as this Note is permitted to be repaid as provided hereunder, and to pay PIK Interest to the Holder on the aggregate unconverted and outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

SECTION 1.    DEFINITIONS.

For the purposes of this Note (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below), and (b) the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the Company’s common stock, $0.001 par value.

“Conversion” shall have the meaning ascribed to such term in Section 4(a).

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Credit Agreement” means that certain Credit Agreement, dated as of October 5, 2018 (as amended by Amendment No. 1 to Credit Agreement dated as of June 14, 2019, as amended by Amendment No. 2 to Credit Agreement and Limited Waiver dated as of September 25, 2019 and as amended by Amendment No. 3 to Credit Agreement dated as of December 31, 2019), each by and among the Company, as borrower, the Guarantors (as defined in the Credit Agreement) party thereto, the Senior Lenders party thereto and Hayfin Services LLP, as Administrative Agent (as defined in the Credit Agreement) and as Collateral Agent (as defined in the Credit Agreement) for the Senior Lenders (in such capacities, the “Senior Agent”), as the same may be further amended, supplemented, amended and restated, increased, extended, replaced or otherwise modified from time to time.

“Debtor Relief Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Dollar(s),” “dollar(s)” or “$” or any similar reference means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of purchase and/or public debts.

“Insolvency Proceeding” means (a) a case or other proceeding shall be commenced or a petition shall be filed seeking (i) bankruptcy, liquidation, reorganization or other relief in respect of the Company or any of its Subsidiaries or its or their respective debts, or of a substantial part of its or their respective assets, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, liquidator, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its or their respective assets, or (b) the Company or any of its Subsidiaries shall (i) make a general assignment for the benefit of creditors; or (ii) be dissolved or liquidated.

“Interest Payment” shall have the meaning set forth in Section 2(b).

“IPO” means the initial underwritten public offering of Common Stock of the Company pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

“IPO Price” means the price, per share of Common Stock, at which shares of Common Stock are sold to the public in connection with the IPO.

“Note Register” shall mean the note register maintained by the Company.

“Original Issue Date” means the date of the issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Original Principal Amount” shall have the meaning set forth in the recitals hereto.

“Payment Date” shall have the meaning set forth in Section 2(b).

“PIK Interest” shall have the meaning specified in Section 2(a).

“Principal Amount” or “principal amount” means the Original Principal Amount as may be increased in connection with the capitalization of PIK Interest as set forth in Section 2(b).

“Purchase Agreement” means the Note Purchase Agreement, dated the date hereof by and among the Company and the Purchasers (as such term is defined in the Note Purchase Agreement), as amended, modified or supplemented from time to time in accordance with its terms and together with all exhibits, schedules and annexes thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Lenders” mean the lenders from time to time party to the Credit Agreement.

“Senior Obligations” shall have the meaning specified in Section 5(a).

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

SECTION 2.    PIK INTEREST.

(a)    PIK Interest. Commencing with the date that is six (6) months following the Original Issue date (the “Interest Commencement Date”), interest shall accrue to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of six percent (6.0%) per annum payable-in-kind (the “PIK Interest”). All PIK Interest shall be calculated on the basis of a 360-day year, which PIK Interest shall accrue daily from and after the Interest Commencement Date and be paid on each Payment Date until payment in full of the outstanding principal amount (or conversion to the extent applicable), together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.

(b)    Payments. Commencing on the one year anniversary of the Original Issue Date, and on the last day of each subsequent six (6) month period, the Company shall make semi-annual payments of PIK Interest in arrears (each an “Interest Payment” and each date on which the Company makes an Interest Payment, including the Maturity Date, a “Payment Date”). If any Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day. Each Interest Payment shall be equal to all accrued but unpaid PIK Interest. All PIK Interest shall be added and capitalized to the outstanding Principal Amount on each Payment Date.

(c)    Prepayment. Subject to this Section 2(c), this Note may be prepaid without penalty, in whole or in part, at any time prior to the Maturity Date. To prepay this Note (or any portion thereof), the Company shall provide five (5) Business Days’ prior written notice to the Holder and shall indicate in such notice the date and the portion of the Original Principal Amount being prepaid.

At any time the Company makes a prepayment and/or repayment of any principal amount of this Note, in whole or in part (whether by voluntary prepayments by the Company, upon maturity or otherwise), including, without limitation on the Maturity Date, the Company shall pay to the Holder an amount equal the sum of (i) 200% of the Original Principal Amount (or portion thereof) being paid and/or repaid; (ii) a ratable portion of the PIK Interest added and capitalized to the outstanding Principal Amount prior to such prepayment or repayment; (iii) a ratable portion of the PIK Interest that has accrued but not yet been added or capitalized to the Principal Amount prior to such prepayment or repayment; and (iv) all other amounts due under this Note including, but not limited to all fees, costs and expenses.

SECTION 3.    NOTE REGISTER; REGISTRATION OF TRANSFERS AND EXCHANGES.

(a)    Note Register. The Company will keep at its principal office, the Note Register.

(b)    Replacement or Exchange of Note. Upon the surrender of this Note at the principal office of the Company, the Company, at the request of the record Holder of such Note, will execute and deliver (at the Company’s expense) a new Note in exchange therefor representing in the aggregate the amount represented by the surrendered Note. Each such new Note will be registered in such name and will represent such amount as is requested by the Holder of the surrendered note and will be substantially identical in form to the surrendered Note.

(c)    Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations (of not less than $1,000 in principal amount), as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(d)    Investor Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(e)    Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

SECTION 4.    CONVERSION.

(a)    Automatic Conversion upon IPO. Automatically and without any action by the Holder, upon the occurrence of the IPO (such date, the “Conversion Date”), the entire then outstanding portion of the Original Principal Amount, and all then outstanding accrued and/or capitalized PIK Interest shall be converted into the Company’s Common Stock (the “Conversion”). Upon the Conversion, the Holder shall surrender this Note to the Company. The Conversion shall have the effect of cancelling all indebtedness evidenced by this Note. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of any transfer agent of the Company and the Depository Trust Company, that may be payable with respect to the issuance and delivery of Common Stock upon the Conversion); provided, that the Company shall not be required to pay any taxes that may be imposed with respect to any applicable withholding or the issuance or delivery of the Common Stock upon the Conversion to Holder and no such issuance or delivery shall be made unless and until Holder has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(b)     Conversion Price. The “Conversion Price” means the IPO Price.

(c)    Mechanics of Conversion.

(i)    Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a Conversion hereunder shall be determined by the following formula:

(ii)    Delivery of Conversion Shares. Not later than five (5) Business Days after the Conversion Date (the “Share Delivery Date”), the Company shall issue and deliver to the address specified by Holder, a certificate, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled pursuant to the Conversion under this Section 4(c), which certificates shall contain such restrictive legends and trading restrictions as may then be applicable to such shares.

(iii)    Reservation of Shares Issuable Upon Conversion. The Company covenants that it will reserve and keep available out of its authorized and unissued shares of Common Stock (or such other class of equity security comprising the Conversion Shares), for the purpose of issuances upon conversion of this Note, that number of shares of Common Stock (or such other class of equity security comprising the Conversion Shares) as shall from time to time be sufficient to effect the conversion of the outstanding Original Principal Amount and any accrued and unpaid PIK Interest on this Note; and if at any time the number of authorized but unissued shares of Common Stock (or such other class of equity security comprising the Conversion Shares) shall be insufficient to effect such conversion, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or such other class of equity security comprising the Conversion Shares) to such number of shares as shall be sufficient for such purpose. The Company covenants that all shares of Common Stock (or such other class of equity security comprising the Conversion Shares) that shall be issuable upon conversion of this Note shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(iv)    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(d)    Other Agreements. Holder hereby agrees that Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by Holder during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s IPO filed under the Securities Act. The Company may impose stop-transfer instructions and may stamp each certificate with a legend as substantially set forth in Section 4.7 of the Purchase Agreement with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market stand-off agreement with the underwriters in the offering in customary form consistent with the provisions of this section.

SECTION 5.    Subordination.

(a)    Each Holder and each of its respective successors and assigns by their acceptance hereof covenants and agrees that (i) the payment of the principal of and interest on this Note and all other amounts and liabilities payable by the Company under this Note (other than in connection with the Conversion) shall be subordinate and junior to and subject in right of payment to the prior payment in full of all the principal of and interest on each outstanding loan, including all interest paid-in-kind, all fees, including any early prepayment fees, all indemnification payments, all expense reimbursement payments and all other payments owing to the Senior Agent, the Senior Lenders and the other Secured Parties (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement) (all such obligations, the “Senior Obligations”); and no such amount or liability shall be paid until all Senior Obligations have been paid in full in cash; provided, however, that so long as no event of default under the Credit Agreement exists or will exist resulting from such payment, the Company shall be permitted to make Interest Payments of PIK Interest hereunder, and (ii) the rights and remedies of the Holders hereunder (other than the right to receive shares of Common Stock of the Company in the event of a Conversion) are in all cases fully subordinated to the rights and remedies of the Senior Agent, the Senior Lenders and the other Secured Parties pursuant to the Loan Documents. The Holders shall not exercise any rights or remedies under or on account of this Note (including but not limited to any action to demand or sue for collection of amounts payable hereunder or thereunder or, if otherwise available, to accelerate the principal of this Note or to commence or to join with any other person or entity in commencing any reorganization or other Insolvency Proceeding of or against the Company or its assets), until the payment in full in cash of all Senior Obligations and the termination of the Credit Agreement has occurred. Notwithstanding any provisions of this Note or the Purchase Agreement to the contrary, the Company’s failure to pay any interest or principal due under this Note shall not constitute an Event of Default or breach hereunder if such payment would result in an event of default or breach on the part of the Company or any of its affiliates under the Credit Agreement. In such an event, payment shall be deferred until the first business day that it may occur without any such event of default or breach resulting therefrom, and interest shall accrue on any such deferred amounts in accordance herewith. This Note is and shall remain unsecured. In the event any Holder shall obtain a security interest or lien securing the obligations of this Note in contravention to the foregoing or otherwise, each Holder (without further action of any person) hereby subordinates any and all of its present and future rights in respect of or related to the Collateral (as defined in the Credit Agreement), whether now existing or hereafter acquired, along with any lien or security interest in which such Holder now or hereafter obtains in respect of any asset of the Company (including, without limitation, the Collateral), to any lien or security interest that the Senior Agent, any Senior Lender or any other Secured Party now have or hereafter obtain in respect of any asset of the Company (including, without limitation, the Collateral). If, before the payment in full in cash of all Senior Obligations and the termination of the Credit Agreement has occurred, (x) any Holder receives any payment or distribution made or received on account of any of the obligations under this Note or (y) without limiting the foregoing, any of the Collateral or any proceeds thereof or any distributions in respect thereof shall be received by or for the benefit of any Holder, in any case, at a time when such payment, distribution or receipt is prohibited under this Section 5 or otherwise in violation of the Loan Documents, then, in each case, the Holder shall hold such payment, distribution, collateral or proceeds in escrow for the benefit of the Senior Agent (for the benefit of Senior Lenders and the other Secured Parties) and shall immediately deliver the same (with an appropriate endorsement) to the Senior Agent to apply to, or hold as security for, the Senior Obligations. Upon any such payment by any such Holder to the Senior Agent (for the benefit of Senior Lenders and the other Secured Parties) in accordance with the preceding sentence, such amount, together with all accrued and unpaid interest thereon, shall be deemed outstanding under this Note as if no such payment, distribution, collateral or proceeds had ever been received by such Holder.

(b)    The subordination provisions contained in this Section 5 are for the benefit of the Senior Agent, the Senior Lenders, the other Secured Parties and their respective successors and assigns and, notwithstanding anything herein to the contrary, such provisions and the other provisions of this Note may not be rescinded or cancelled or modified without the prior written consent of the Senior Agent. The Senior Obligations shall have the benefit of these subordination provisions even if all or any part of the Senior Obligations or the security interests securing any of the Senior Obligations are subordinated, set aside, avoided or disallowed in any Insolvency Proceeding, and if any of the Senior Obligations are rescinded or must otherwise be returned by any holder of the Senior Obligations in connection therewith. The provisions of this Section 5 shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be restored or returned in connection with any Insolvency Proceeding of the Company or any of its subsidiaries; provided, however, that no such reinstatement shall require the turnover or delivery of any payment or property received by any Holder prior to the commencement of such Insolvency Proceeding (to the extent not otherwise in violation of Section 5(a)).

(c)    Each Holder, by its acceptance of this Note, hereby expressly acknowledges and agrees (i) to the subordination provisions and payment restrictions contained herein and agrees that it shall not commence any action or proceeding to challenge the existence or validity of such provisions in any Insolvency Proceeding or otherwise, and (ii) that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Senior Lender to permit the Company to issue this Note and each such holder of the Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in permitting the Company to issue this Note and in continuing to hold such Senior Obligations and shall be deemed a third party beneficiary of such provisions.

(d)    This Section 5, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code of the United States, shall be effective before, during and after the commencement of any Insolvency Proceeding.

SECTION 6.     EVENTS OF DEFAULT.

The Company must notify the Holder immediately upon becoming aware of an Event of Default.

SECTION 7.     MISCELLANEOUS.

(a)    No Rights as Stockholder Until Conversion. Except as otherwise provided herein and/or in any other Transaction Document, this Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the conversion hereof.

(b)    Notices. Any and all notices or other communications or deliveries required or permitted to be provided under and/or pursuant to this Note shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the first (1st) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications with respect to the Purchaser shall be as set forth on such Purchaser’s signature page to the Purchase Agreement. The address for such notices and communications with respect to the Company shall be as set forth below.

If to the Company:

Avadim Health, Inc.

81 Thompson Street

Asheville, NC 28803

Telephone: (904) 251-4910

Attention: David Fann, President

E-mail: david.fann@avadimhealth.com

with a copy to:

Chapman and Cutler LLP

1270 Avenue of the Americas, 30th Floor

New York, NY 10020

Telephone: (212) 655-2546

Facsimile: (212) 655-2547

Attention: Nicholas A. Whitney

Email: whitney@chapman.com

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(c)    Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(d)    Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new Note under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of the new Note.

(e)    Jurisdiction; Governing Law. Each Transaction Document and all questions concerning the construction, validity, enforcement and interpretation of each Transaction Document and/or Actions shall be governed by and construed and enforced solely and exclusively in accordance with the internal laws of the State of New York. Each party agrees that all legal Proceedings and/or Actions concerning, relating to and/or arising out of this Agreement and/or any other Transaction Document and/or the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) may be commenced in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the jurisdiction of the state and/or federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f)    Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

(g)    Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, as long as the essential terms and conditions of this Note for each party remain valid, binding, and enforceable. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable Law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable Law.

(h)    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at Law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at Law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note. Notwithstanding the foregoing, the Company shall not be liable for any special or punitive damages.

(i)    Next Business Day; Timing of Payments. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. The Company shall make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) prior to 2:00 p.m., Eastern time, on the date when due, in immediately available funds, without set-off or counterclaim.

(j)    Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder without the prior written consent of the Company; provided however, that such assignment is permitted by applicable law; provided, further, in no event shall the Holder assign any of its rights hereunder to a competitor of the Company.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

AVADIM HEALTH, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

[HOLDER]

By:
Name:
Title:

Signature Page to 6.0% Subordinated Convertible Note